UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

LIZ CLAIBORNE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On March 2, 2010, Liz Claiborne, Inc. (the “Company”) received the expected $166.7 million of tax refunds due to a Federal law change allowing its 2008 or 2009 domestic losses to be carried back for five years, with the fifth year limited to 50.0% of taxable income. The Company had previously disclosed that it expected receipt of the refunds by the end of the first quarter of 2010. The amount received will be applied to outstanding balances under the Company’s amended and restated revolving credit facility, as required under the terms of the facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: March 2, 2010

By:        /s/ Nicholas Rubino

Name:   Nicholas Rubino
Title:     Senior Vice President — Chief Legal Officer,
              General Counsel and Secretary